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                                                                   EXHIBIT 23(b)

                           CONSENT OF COMPANY COUNSEL

    I hereby consent to the reference to Solutia Counsel in the "Commitments and Contingencies" note to the financial statements in the Company's 1997 Annual Report to stockholders and incorporated in the Company's Registration Statements on Form S-8 (Nos. 333-34561, 333-34587, 333-34589, 333-34591,
333-34593, 333-34683, and 333-35689). In giving this consent I do not thereby admit that I am within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                        /S/ KARL R. BARNICKOL

                                        KARL R. BARNICKOL
                                        General Counsel
                                        Solutia Inc.

Saint Louis, Missouri
March 13, 1998

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